August 19, 1999
CONFIDENTIAL

Metrowerks Inc.
9801 Metric Boulevard
Suite 100
Austin, Texas 78758

Attention:        Jean Belanger, Chairman of the Board

Dear Sirs:

         This letter agreement (the "Agreement") sets out the terms and conditions upon which Motorola, Inc. (the "Purchaser") will cause a direct or indirect wholly-owned subsidiary of the Purchaser (the "Offeror") to make an offer (the "Offer"), on substantially the terms and conditions summarized in Schedule "A" forming part of this Agreement, to purchase all of the issued and outstanding common shares (including any common shares which may become outstanding pursuant to the exercise of outstanding options to acquire common shares) (the "Common Shares") of Metrowerks Inc. (the "Company"). The term "Offer" shall include any amendments to, or extensions of, the Offer made in accordance with the terms of this Agreement, including, without limitation, removing or waiving any condition or extending the date by which Common Shares may be deposited. The Purchaser has, concurrently with the execution of this Agreement, entered into employment and non-competition agreements with certain of the Company's key employees (the "Employment Agreements"), lock-up agreements with Jean Belanger and Gregory Galanos, the Company's principal shareholders (the "Lock-up Agreements"), and an option agreement with the Company pursuant to which the Purchaser has been granted the option to purchase Common Shares (the "Option Agreement"). This Agreement also sets out the terms and conditions of the agreement by the Company, among other things, to recommend that the holders of the Common Shares accept the Offer and not to solicit expressions of interest for, or assist or encourage competing offers for, the Common Shares.


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                                      - 2 -

         All references to dollar amounts in this Agreement are to United States dollars, unless otherwise stated.

1. COVENANTS OF THE OFFEROR. Upon execution of this Agreement, the Purchaser will cause the Offeror:

         (a) not later than September 2, 1999 (the "Proposed Offer Date"), to make a take-over bid to purchase 100% of the Common Shares issued and outstanding as of such date, on substantially the terms and conditions summarized in Schedule "A" forming part of this Agreement;

         (b) subject to the satisfaction of the terms and conditions of the Offer, to take-up and pay for Common Shares tendered under the Offer in accordance with Canadian securities laws and United States securities laws, if applicable; and

         (c) upon the last take-up and payment of Common Shares under the Offer, to proceed expeditiously with a compulsory acquisition or subsequent acquisition transaction whereby holders of Common Shares will receive cash consideration per Common Share in a transaction which is at least as favourable to holders of Common Shares as the Offer.

         The Purchaser shall cause the Offeror to mail the Offer and accompanying take-over bid circular (such circular, together with the Offer, being referred to herein as the "Bid Circular") in accordance with applicable laws to each holder of Common Shares (a "Shareholder") as soon as reasonably practicable and not later than 11:59 p.m. (Toronto time) on September 2, 1999 (such time on such date being referred to herein as the "Latest Mailing Time"); provided, however, that if the mailing of the Offer is delayed by (i) an injunction or order made by a court or regulatory authority of competent jurisdiction or (ii) the Offeror not having obtained any regulatory waiver, consent or approval which is necessary to permit it to mail the Offer or take up and pay for the Common Shares tendered under the Offer, then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, the Latest Mailing Time shall be extended for a period ending on the fifth business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained, as applicable, provided however that if such event has not occurred by September 30, 1999, this Agreement will terminate.

         The Offer will be made in accordance with applicable laws and shall be open for acceptance for a period of 21 calendar days, subject to the right of the Offeror to extend the period during which Common Shares may be deposited under the Offer (the "Expiry Time"). The Purchaser shall cause the Offeror to use all reasonable efforts to consummate the Offer, subject to the terms and conditions hereof and thereof.

         At the sole discretion of the Purchaser, the Offer may be structured so as to permit Shareholders who hold Common Shares indirectly through a holding company incorporated under the Canada Business Corporation Act and meeting the requirements described below (a "Holdco") to deposit all of the issued and outstanding shares of such Holdco (the "Holdco Shares") and all Common Shares held by such Holdco to the Offer (the "Holdco Alternative"), and the Offeror will purchase the Holdco Shares in lieu of the Common Shares owned by such Holdco that have been deposited directly under the Offer. The aggregate consideration payable for the Holdco Shares would be identical to that which the Holdco would have been entitled to receive had the Common Shares owned by such Holdco been purchased directly under the Offer. If a Shareholder chooses to use the Holdco Alternative, such Shareholder would thereby dispose of its entire direct interest in its Holdco and its entire indirect interest in its Common Shares as a result of the sale of its Holdco Shares to the Offeror, and each Holdco would become a wholly-owned subsidiary of the Offeror. A valid deposit of Holdco Shares and all Common Shares held by such Holdco under the Offer would constitute an acceptance of the Offer.

          If the Holdco Alternative is made available by the Purchaser, a Shareholder wishing to utilize the Holdco Alternative must first advise the Offeror of such intention, in writing, at least seven days prior to the Expiry Time and must enter into a share purchase agreement (a "Holdco Share Purchase Agreement") with the Offeror in which such Shareholder shall provide the Offeror with representations, warranties and covenants: (i) to the effect that the Holdco will have no assets other than the Common Shares and no tax or other liabilities; (ii) as to the due incorporation of the Holdco and its corporate authority; (iii) as to the ownership of the outstanding shares of the Holdco and the Common Shares held by the Holdco; (iv) that the Holdco has never carried on any business or operations of any kind; (v) that the Holdco has not declared any dividends or other distributions which would represent a liability on the part of the Holdco to its shareholders; (vi) as to the paid up capital of each class and series of shares of the Holdco; (vii) as to the adjusted cost base of the Common Shares to the Holdco; and (viii) as to such other matters as the Offeror may reasonably require. The Holdco Share Purchase Agreement shall also provide that the Shareholders shall indemnify the Offeror against any and all liabilities of the Holdco (including liabilities arising prior to or as a result of the sale of the Holdco Shares to the Offeror), and with an opinion of counsel addressing such matters as are customary in a share purchase transaction. The Offeror may also require a Shareholder wishing to utilize the Holdco Alterative to provide it with any such legal opinions, or to obtain any such approvals, authorizations or income tax rulings, as the Offeror considers reasonably necessary to provide assurance that the Holdco does not have, and will not have as a result of the sale of the Holdco Shares to the Offeror, any tax or other liabilities.

         The Purchaser will use its reasonable efforts to determine whether the Holdco Alternative can be made available on a basis which is without tax or other legal risk to the Purchaser and the Offeror.

2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER. Notwithstanding the foregoing, the obligations of the Purchaser to cause the Offeror to make the Offer shall be subject to the satisfaction, on the Proposed Offer Date (or any earlier date on which the Offeror proposes to make the Offer or on any later date on which the Offer is required to be made pursuant to Section 1 hereof), of each of the following conditions precedent:

         (i) each of the conditions set forth in paragraphs (d) through (h) of section 4 of Schedule "A" hereto shall have been satisfied; and

         (ii) each of the Specified Representations and Warranties shall be true and correct in all respects, each of the other representations and warranties set forth in this Agreement shall be true and correct in all material respects, and the Company shall have performed in all respects any covenant or complied in all respects with any agreement to be performed by it under this Agreement prior to such date.

         The Company shall deliver to the Purchaser and the Offeror, prior to the making of the Offer by the Offeror on the Proposed Offer Date (or any earlier date on which the Offeror proposes to make the Offer or on any later date on which the Offer is required to be made pursuant to Section 1 hereof), a certificate of a senior officer of the Company confirming the matters set forth in paragraphs (i) and (ii) above.

         The foregoing conditions precedent are for the sole benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time or from time to time.

3. DIRECTORS' CIRCULAR. The Company hereby approves of and consents to the Offer and to the inclusion in the Bid Circular of reference to the determinations, approvals and recommendations of the Company's board of directors (the "Board") and of Broadview International referred to in Sections 5(ee) and (ff) hereof. The Company agrees to prepare and file in accordance with all applicable laws and make available for mailing, concurrently and together with the Bid Circular, sufficient copies of a directors' circular meeting the requirements of Canadian securities laws, in both the English and French languages as circumstances may require, and a Schedule 14D-9F meeting the requirements of U.S. securities laws relating to the Offer (collectively, the "Directors' Circular"). Prior to the final approval of the Directors' Circular by the Board, the Company shall provide the Purchaser with a reasonable opportunity to review and comment on the form of the Directors' Circular, the Purchaser recognizing that whether any such comments are appropriate will be determined by the Board, acting reasonably. The Company agrees to provide the Purchaser and its counsel in writing with any comments that the Company receives from the applicable securities regulatory authorities in Canada or the U.S. on the Directors' Circular or in connection with the Offer. The Directors' Circular and all information supplied by the Company for inclusion in the Bid Circular and any amendments or supplements thereto, at the time filed with applicable securities regulatory authorities or first published, sent or given to Shareholders, as the case may be, shall not contain any misrepresentation (as defined in the Securities Act (Ontario)) or contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4. COVENANTS OF THE COMPANY. The Company hereby covenants that from the date hereof until the earlier of: (i) the Offeror having caused the boards of directors of the Company and each of its subsidiaries to consist of persons designated or selected by the Purchaser or having abandoned the Offer; or (ii) this Agreement having been terminated pursuant to Section 11 hereof:

         (a) The Company shall operate the business and affairs of the Company and its subsidiaries in the ordinary course of business in substantially the same manner as previously conducted and in compliance with applicable laws, except (i) with the prior written consent of the Purchaser to any deviation therefrom; (ii) with respect to any binding commitments which were disclosed in Section 4(a) of the Disclosure Letter; or (iii) with respect to any matter specifically contemplated by this Agreement, including the making of the Offer, and, in furtherance of the foregoing:

                  (i) the Company will not declare, set aside or pay any dividends on or make any other distributions or payments (whether in cash, stock, securities or other property or any combination thereof) in respect of any Common Shares, take or authorize any action to implement any of the foregoing or split, combine or reclassify any shares in the capital of the Company;

                  (ii) the Company will not amend its Articles of Amalgamation or by-laws or the articles or by-laws of any of its subsidiaries;

                  (iii) neither the Company nor any of its subsidiaries shall enter into any agreement, arrangement or understanding with any Shareholder for the sale or purchase of any asset, the making of any loan, the assumption of any liability or the issuance of any security;

                  (iv) neither the Company nor any of its subsidiaries will enter into or amend any employment agreement, consulting services agreement, non-competition agreement, severance agreement or arrangement with respect to the termination of employment, or any arrangement with respect to the increase of compensation or fringe benefits, with any of its directors, officers, consultants or key employees;

                  (v) neither the Company nor any of its subsidiaries will dismiss any senior employee of the Company or any subsidiary of the Company, other than in consultation and cooperation with the Purchaser and with the prior written consent of the Purchaser;

                  (vi) neither the Company nor any of its subsidiaries will authorize or commit to the use of cash not in the ordinary course of business and consistent with past practice;

                  (vii) neither the Company nor any of its subsidiaries will adopt, enter into, amend or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

                  (viii) each of the Company and its subsidiaries will use its reasonable best efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (ix) the Company will not sell, deliver, reserve, set aside, pledge, dispose of, issue, authorize or propose or commit to the issuance of (whether through the allotment, reservation, issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or otherwise encumber any securities of the Company or any of its subsidiaries, or amend the terms of any outstanding securities of the Company or any of its subsidiaries, including any Common Shares or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, or any equity equivalents (including stock appreciation rights) of, any Common Shares or other securities of the Company or any of its subsidiaries or accelerate any vesting or other rights or waive any rights under any outstanding rights, warrants or options to acquire any such shares, voting securities or convertible securities, provided that, notwithstanding the foregoing, the Company may issue Common Shares pursuant to the exercise of fully vested options or other rights to purchase Common Shares which are outstanding as of the date hereof or which become outstanding pursuant to Section 4(e) hereof;

                  (x) the Company will not, and will not permit any of its subsidiaries to, acquire or agree to acquire any material amount of assets or securities, or enter into any partnership, joint venture, association or similar arrangement, or acquire or agree to acquire (whether by amalgamating, merging, consolidating or entering into a business combination with or purchasing or leasing or otherwise) any business or undertaking or any corporation, partnership, association or other business organization or division thereof;

                  (xi) the Company will not, and will not permit any of its subsidiaries to, sell, lease, transfer, license, mortgage or otherwise dispose of or encumber any of its property or assets, real or personal, that, individually or in the aggregate, are material to the Company and its subsidiaries taken as a whole;

                  (xii) the Company will not, and will not permit any of its subsidiaries to, license or otherwise alienate or encumber in any manner, any of the Owned Software (as hereinafter defined), Owned Intellectual Property (as hereinafter defined) or other proprietary technology, other than to its customers in the ordinary course of business consistent with past practice;

                  (xiii) the Company will not redeem, purchase, acquire or offer to purchase any of its outstanding Common Shares or any of the common shares of any of its subsidiaries, or any options, warrants or rights to acquire any Common Shares or any of the common shares


  9908182314

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                                     - 10 -

                           of any of its subsidiaries, or any security convertible into or exchangeable for Common Shares or any of the common shares of any of its subsidiaries;

                  (xiv) the Company will not, and will not allow any of its subsidiaries to, enter into, amend, assign or terminate any agreements, or waive, assign, transfer or release any rights under any covenants or agreements that, individually or in the aggregate, are material to the Company and its subsidiaries taken as a whole and will not modify, amend, assign, waive or terminate any confidentiality agreement the Company has entered into with third parties (except as contemplated by Section 7(a));

                  (xv) neither the Company nor any of its subsidiaries will effect or enter into any agreement to change its debt capitalization (including but not limited to any increase in the amount of its borrowings or any conversion of short-term borrowings into long-term borrowings), will not incur any liability or indebtedness for borrowed money, and will not make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect subsidiary of the Company;

                  (xvi) the Company will not guarantee or permit its subsidiaries to guarantee the payment of any indebtedness;

                  (xvii) neither the Company nor any of its subsidiaries shall expend funds for capital expenditures other than in accordance with its current capital expenditure plans (which shall have been disclosed in writing to the Purchaser on or before the date of this Agreement);

                  (xviii) neither the Company nor any of its subsidiaries shall take any steps to terminate its corporate existence or to adopt a plan of complete or partial liquidation or to adopt resolutions providing for or authorizing such a liquidation or a dissolution, merger, amalgamation, plan of arrangement, consolidation, restructuring, recapitalization, reorganization or similar transaction;

                  (xix) neither the Company nor any of its subsidiaries shall recognize any labour union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

                  (xx) neither the Company nor any of its subsidiaries shall change any accounting principle used by it, unless required by one of the relevant Canadian or United States securities regulatory authorities, a change in United States generally accepted accounting principles or the Financial Accounting Standards Board;

                  (xxi) the Company and it subsidiaries shall prepare and file on or before the due date therefor all Tax Returns required to be filed by the Company and its subsidiaries, and shall pay all Taxes (including estimated Taxes) due on any such Tax Returns or which are otherwise required to be paid. Such Tax Returns shall be prepared in accordance with the most recent Tax practices as to elections and accounting methods except for new elections that may be made therein that were not previously available;

                  (xxii) to the extent the Company or any of its subsidiaries has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due, or the commencement or scheduling of any other administrative or judicial




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                                     - 12 -

                           proceeding with respect to the determination, assessment or collection of any Tax of the Company or any of its subsidiaries, the Company shall provide prompt notice to the Purchaser of such matter, setting forth information describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter;

                  (xxiii) neither the Company nor any of its subsidiaries shall take any of the following actions:

                           (i)      make, revoke or amend any Tax election;

                           (ii) execute any waiver of restrictions on assessment or collection of any Tax; or

                           (iii) enter into or amend any agreement or settlement with any Tax authority;

                  (xxiv) neither the Company nor any of its subsidiaries shall settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) or settle, pay, discharge or compromise any claims not required to be paid, individually in an amount in excess of $10,000 and in the aggregate in an amount in excess of $50,000, other than in consultation and cooperation with the Purchaser, and, with respect to any such settlement, with the prior written consent of the Purchaser;

                  (xxv) the Company will advise the Purchaser as soon as practicable of any matter coming to its attention which could reasonably be expected to cause any of



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                                     - 13 -

                           the representations or warranties of the Company contained herein to be, or with the passage of time to become, incorrect or untrue in any way that could reasonably be expected to constitute or give rise to a Material Adverse Effect; and

                  (xxvi) neither the Company nor any of its subsidiaries shall authorize, commit or propose or agree to take any action which could reasonably be expected to make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect, or which could reasonably be expected to result in any of the conditions of the Offer (as set forth in section 4 of Schedule "A" hereto) not being satisfied.

         (b) The Company shall provide lists of shareholders of all classes and series of securities of the Company and a list of holders of stock options and any other rights, warrants or convertible or exchangeable securities currently outstanding (with full particulars as to the number held, date of purchase, grant or acquisition, exercise or conversion price, vesting and expiry date) prepared by the Company or the transfer agent of the Company (as well as security position listing from each depository, including without limitation The Canadian Depository for Securities Limited) and deliver such lists to the Offeror within two (2) business days after execution of this Agreement and obtain and deliver to the Offeror thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be both in printed form and if available in computer-readable format. The Company shall, if requested by the Purchaser, in connection with the Offer, permit its registrar and transfer agent to act as the Offeror's depositary under the Offer. The Company shall otherwise co-operate in good faith with the Offeror to facilitate the mailing of the Offer.

         (c) Notwithstanding the pre-agreement investigation of the Company conducted by or on behalf of the Purchaser, subject to restrictions imposed by applicable law, the Company shall give the Offeror and its authorized agents, reasonable ongoing access during the term of this Agreement to all of the Company's and its subsidiaries' personnel, assets, properties, books, records, agreements and commitments and shall reasonably cooperate with the Offeror and any such authorized persons in their review of and shall furnish such persons with all information with respect to the Company and its subsidiaries and their ongoing operations and activities, provided that the Offeror shall designate an individual or individuals to co-ordinate such access and further provided that the Offeror shall not unreasonably disrupt the normal business operation of the Company or its subsidiaries, and further provided that the confidentiality agreement dated August 8, 1999 between the Company and the Purchaser (the "Confidentiality Agreement") shall continue in full force and effect, save and except for paragraph 1 thereof.

         (d) The Company and its subsidiaries shall participate and co-operate in all reasonable respects with the Offeror and shall use their respective reasonable best efforts to take all appropriate action or to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including to diligently make all required regulatory filings and applications (including, without limitation, filings and applications under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976) and to obtain all licences, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfil the conditions to the Offer. The Company will participate and cooperate in all reasonable respects with the Offeror in the preparation and filing of the Bid Circular and the Schedule 14D-1F relating thereto. The Company will cooperate in all respects with the Offeror and assist the Offeror in preparing the valuation (i) required to enable the Offeror to cause the Company to transfer the shares of Metrowerks Corporation (the Company's United States subsidiary) to the Purchaser on a tax free basis pursuant to Section 88(1) of the Income Tax Act (Canada) immediately following the successful completion of the Offer and (ii) of the Owned Intellectual Property (as hereinafter defined).

         (e) The Company will (i) accelerate the vesting of any outstanding unvested option issued under the Company's Amended and Restated (#2) 1995 Stock Option Plan or any predecessor plan (the "Plan"), subject to obtaining the consent of the holder where required under the terms of the Plan; and (ii) upon the written direction of the Purchaser, take any action in respect of the options outstanding under the Plan that is permitted under the terms of the Plan and under all applicable laws.

         (f) The Company agrees to use its reasonable best efforts to co-operate with the Offeror in structuring a transaction or carrying out any necessary reorganization immediately prior to the completion of the Offer that is beneficial to the Offeror and not detrimental to the Shareholders, provided such transaction or reorganization shall not delay the completion of the Offer.

         (g) Upon the take-up and payment for Common Shares by the Offeror pursuant to the Offer, and provided the Offeror thereby acquires at least a majority of the outstanding Common Shares, the Company shall use its reasonable best efforts to (i) ensure that the Offeror will have the ability to immediately replace the members of the Board with individuals designated by the Offeror, and (ii) assist the Offeror in acquiring pursuant to a subsequent acquisition transaction, or other transaction proposed by the Offeror, all of the Common Shares not tendered to the Offer.

         (h) The Company agrees to use its reasonable best efforts to preserve intact the goodwill and present relationships of the Corporation and its subsidiaries with the Employees (as hereinafter defined) and with customers, suppliers and other persons with whom the Company and its subsidiaries have business relationships, and to ensure that such relationships are maintained following the completion of the Offer, and the Company shall advise the Purchaser forthwith if it has reason to believe that any such relationship will not continue after the completion of the Offer in substantially the same manner as prior to the date of this Agreement.

         (i) The Company and its subsidiaries will consult on an ongoing basis with representatives of the Purchaser to report on operational matters and as to the general status of the business, and in order that the representatives of the Purchaser will become more familiar with the philosophy and techniques of the Company and its subsidiaries, as well as with their business and financial affairs, and in order to provide experience as a basis for ongoing relationships in connection with the acquisition of the Company by the Purchaser.

         (j) In furtherance of the transactions contemplated by this Agreement and the Lock-up Agreements, the Company hereby covenants and agrees to direct its transfer agent to place a stop transfer order on the Common Shares held by Jean Belanger and Gregory Galanos and not to amend, terminate or waive any of the terms of such stop transfer order (other than to permit the transfer of such Common Shares to the Offeror) during the term of this Agreement.

         Nothing contained in this Agreement shall give to the Purchaser or the Offeror, directly or indirectly, rights to control or direct the Company's operations prior to the completion of the Offer. Prior to the completion of the

Offer, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

         Except as otherwise disclosed in the Disclosure Letter,

         (a)      Organization

                  (i) The Company is a corporation duly organized and validly existing under the laws of Canada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (ii) Each subsidiary of the Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (iii) All of the outstanding shares of the subsidiaries of the Company are validly issued, fully paid and non-assessable and all such shares are owned directly or indirectly by the Company, free and clear of all liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings, subscriptions, warrants rights, contracts, voting trusts, proxies or other commitments or understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer or ownership thereof, or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares or other right with respect to any shares of or in any of its subsidiaries. The Company has disclosed the names and jurisdictions of incorporation of each of its subsidiaries in the Disclosure Letter. Other than such subsidiaries, the Company does not have any ownership interest in any other person or entity.

                  (iv) The Company and each of its subsidiaries is duly registered, licensed or otherwise qualified as a foreign or extra-provincial corporation to carry on business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such registration, licence or qualification necessary (except where the failure to be so registered, licensed or otherwise qualified could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

         (b) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable by the Purchaser against the Company in accordance with its terms, subject, however, to the usual limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and the availability of equitable remedies. No approval, authorization, registration, consent or order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery of this

                  Agreement and the documents to be delivered hereunder or the consummation by the Company of the transactions contemplated hereby or thereby.

         (c) Articles of Incorporation and By-laws. The Company has furnished to the Purchaser a complete and correct copy of the Articles of Amalgamation and the by-laws of the Company and the equivalent charter or organizational documents of each of the Company's subsidiaries. Such documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its charter or organizational documents.

         (d) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Company's or any of its subsidiaries' Articles of Incorporation or Amalgamation, as the case may be, or By-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets (except in the case of (iii) for such violations that could not reasonably be expected to, in the aggregate, constitute a Material Adverse Effect).

         (e) Capitalization. As at the date hereof, the authorized capital of the Company consists of an unlimited number of Class A Preferred Shares, an unlimited number of Class B Preferred Shares and an unlimited number of Common Shares. As at July 31, 1999, (i) no Class A Preferred Shares, no Class B Preferred Shares, and 14,639,058 Common Shares were issued and outstanding, and (ii) options to acquire up to a maximum of 2,056,350 Common Shares had been granted to directors, officers and employees of the Company and are outstanding. The Disclosure Letter sets forth a list of all options to acquire Common Shares granted by the Company, including the name of each option holder, the date of grant, the expiry date, the number of options granted, the exercise price and the vesting period. No securities have been issued or granted by the Company or any of its subsidiaries since July 31, 1999. Except as described above, there are no securities outstanding and there are no options, warrants, conversion or exchange privileges or subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company or any subsidiary to issue, deliver or sell or cause to be issued, delivered or sold any shares of the Company or any of its subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of the Company, any subsidiary or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or any subsidiary. All of the outstanding Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Common Shares on any matter. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. No holder of securities issued by the Company has any right to compel the Company to register or otherwise qualify such securities for public sale in Canada or the United States. The Disclosure Letter describes the capitalization of each of the subsidiaries of the Company including, among other things, the authorized and issued capital of such subsidiaries and the names of each of the registered and beneficial holders of securities of such subsidiaries and the number of securities held by such Persons.

         (f) U.S. Holders. As of April 30, 1999 and July 31, 1999, less than 40% of the outstanding Common Shares were held by "U.S. holders" (as such term is defined for the purposes of Schedule 14D-1F under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")). For the twelve calendar month periods ended April 30, 1999 and July 31, 1999, the aggregate trading volume of the Common Shares on national securities exchanges in the United States and on the NASDAQ National Market ("NASDAQ") did not exceed the aggregate trading volume of the Common Shares on securities exchanges in Canada and on the Canadian Dealing Network, Inc. ("CDN") (based on volume figures published by such exchanges, NASDAQ and CDN). The most recent annual report and annual information form filed by the Company with applicable Canadian securities regulatory authorities or with the United States Securities Exchange Commission do not indicate that U.S. holders hold 40% or more of the outstanding Common Shares. The Company is a "foreign private issuer" within the meaning of Rule 3b-4 promulgated under the Exchange Act and Rule 405 of the Securities Act of 1933 and is not an "Investment Company" as defined under the United States Investment Company Act of 1940, as amended.

         (g) Reports. The Company has complied with its obligation to file all forms, reports, statements, schedules and documents required to be filed by it with securities regulators under applicable Canadian and U.S. securities laws. Each of such reports and the prospectus of the Company dated February 17, 1999 (together with all financial statements, schedules, documents or exhibits included or incorporated by reference therein) (collectively, the "Reports") complied with all applicable requirements of law as in effect on the date so filed. None of the Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not filed any confidential material change report with any securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential. The Company has publicly disclosed in the Reports any information regarding any event, circumstance or action taken or failed to be taken by the Company or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Disclosure Letter sets forth a complete list of all Reports filed since July 31, 1998.

         (h) Financial Statements. The consolidated financial statements of the Company as of and for the year ended July 31, 1998, and for the three quarters ended April 30, 1999, all as contained in the Reports (collectively, the "Company Financial Statements"), were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise stated in such financial statements) and present fairly the consolidated financial position and results of operations of the Company and its subsidiaries for the periods and as of the dates thereof (subject, in the case of unaudited statements, to normal, recurring year-end adjustments) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of the Company and its subsidiaries on a consolidated basis. There has been no change in the Company's accounting policies, except as described in the notes to the Company Financial Statements, since July 31, 1998. The Disclosure Letter accurately describes all disagreements, disputes and other matters under discussion with the Company's auditors in respect of the Company's financial statements and financial statement presentation since July 31, 1998.

         (i) Absence of Certain Changes. Except for changes resulting from the transactions contemplated hereby, or as disclosed in the Reports or the Disclosure Letter, since July 31, 1998, the Company has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

                  (i) any material change (as defined in the Securities Act (Ontario)) in its affairs or in its business, assets, liabilities, financial condition, results of operations or prospects;

                  (ii) any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries, or any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole;

                  (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries or any revaluation by the Company of any of its assets or any of its subsidiaries' assets;

                  (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

                  (v) any issuance or sale of any securities of the Company (other than Common Shares pursuant to the exercise of employee stock options);

                  (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has authorized or otherwise committed itself to do any of the foregoing;

                  (vii) any Material Contract entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, or any amendment or termination of, or default under, any Material Contract to which the Company or any of its subsidiaries is a party or by which it is bound; or

                  (viii) any agreement by the Company or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement).

         (j) Absence of Undisclosed Liabilities. The Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent), other than:

                  (i) those set forth or adequately provided for in the balance sheet included in the Company Financial Statements;

                  (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Financial Statements under United States generally accepted accounting principles; and

                  (iii) those incurred in the ordinary course of business since July 31, 1998 and consistent with past practice.

         (k) Material Contracts. The Disclosure Letter lists all of the Material Contracts. None of the Company, its subsidiaries, nor to the knowledge of the Company, any of the other parties thereto, is in default or breach of, nor has the Company or any of its subsidiaries received any notice of default or termination under, any Material Contract and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach.

         (l) Customers and Suppliers. Since July 31, 1998, there has been no termination or cancellation of, and no modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 5% of the consolidated gross revenues of the Company and its subsidiaries for the fiscal year ended July 31, 1998. The Disclosure Letter lists all independent contractors and consultants which are currently retained or have in the past been retained by the Company or any of its subsidiaries to develop computer software or engage in any other activities which could reasonably be expected to produce or give rise to Owned Software or Owned Intellectual Property (as hereinafter defined) and the Disclosure Letter accurately sets out the periods during which each such independent contractor or consultant was so retained and a general description of the services provided by each such independent contractor and consultant.

         (m) Insurance. The Disclosure Letter lists all of the existing insurance policies of the Company and its subsidiaries. The Company has made available to the Purchaser accurate particulars of the policies of insurance maintained by the Company and its subsidiaries at the date hereof, including the name of the insurer, the risks insured against and the amount of coverage. All such policies are in full force and effect. None of the Company or its subsidiaries or, to the knowledge of the Company, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, nor has the Company or any of its subsidiaries received any notice of default or termination under, any such policy and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to constitute such a default or breach.

         (n) Books and Records. The books, records and accounts and the documents and other information provided to the Purchaser by the Company and the representatives of the Company and its subsidiaries, (i) have been maintained in accordance with good business practices on a basis consistent with prior years,
                  (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries and (iii) accurately and fairly reflect the basis for the Company Financial Statements. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         (o) Litigation. The Disclosure Letter describes all suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its subsidiaries or affecting any of their properties, licenses or assets before any court or Governmental Entity or regulatory authority or body and the Company is not otherwise aware of any basis for any such claim, action, proceeding or investigation. Neither the Company nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of any amount of money as a condition to or a necessity for the right or ability of the Company or any of its subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement.

         (p)      Environmental Matters.

                  (i) Except as disclosed in the Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined below) including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses, (ii) none of the properties owned by the Company or any of its subsidiaries contains any Hazardous Substance (as defined below) as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned, leased or operated by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) no underground storage tanks have been installed, closed or removed from any properties owned, leased or operated by the Company or any of its subsidiaries during, in the case of the Company, the time such properties were owned, leased or operated by the Company and during, in the case of each subsidiary, the time such subsidiary has been owned by the Company, (viii) there is no asbestos or asbestos containing material present in any of the properties owned, leased or operated by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (ix) neither the Company, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

                  (ii) As used herein, "Environmental Law" means applicable federal, state, local or non-U.S. laws or treaties or any statute, ordinance, by-law, regulation, binding agreement with a Governmental Authority, company permit, or order, as the foregoing may be enacted, amended, issued, interpreted or entered into, relating to pollution or protection of the environment, natural resources or human health, including laws relating to the release of Hazardous Substances.

                  (iii) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychorinated biphenyls.

         (q) No Contaminants. Neither the Company nor any of its predecessors or any of their respective subsidiaries has ever owned any real property. The Disclosure Letter lists all real property or premises leased by the Company or any of its subsidiaries. The real property on which the buildings or other structures currently or previously leased by the Company or its subsidiaries (the "Company Property") has not been and is not now used as a landfill or waste disposal site, nor has any hazardous substance or contaminant been deposited in or disposed of on, in, under, or at, the Company Property, nor has there been any release, spill, emission or discharge of any contaminant at the Company Property which would give rise to any action or claim by a third party or a Governmental

                  Entity relating to any violation of or any liability under any such Environmental Laws or other requirements.

         (r)      Tax Matters.

                  (i) The Company and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them (all of which returns were correct and complete) and have paid, or caused to be paid, all Taxes that are due and payable and the Company has provided adequate accruals in accordance with United States generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. The Company and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements. Since such publication date, no Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. The Company and its subsidiaries have withheld from all payments made by them, or otherwise collected, all amounts in respect of Taxes required to be withheld therefrom or collected by them, and have remitted same to the applicable Governmental Entity within the required time periods. Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other Person.

                  (ii) Neither the Company nor any of its subsidiaries has received any written notification that any issues have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales Tax authority, in connection with any of the Tax Returns referred to above, and, no waivers of statutes of limitations or extensions of time have been given or requested with respect to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not a direct, wholly-owned subsidiary of the Company. All Tax liability of the Company and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended July 31, 1998. There are no proposed (but unassessed) additional Taxes and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.

                  (iii) No claim has ever been made by an authority in any jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction. There are no liens or encumbrances on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (iv) Each of the Company and its subsidiaries has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of U.S. Code Section 6662.

                  (v) There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to either the Company or any of its subsidiaries that are, or if issued would be, binding upon the Company or any of its subsidiaries.

                  (vi) The Disclosure Letter lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Company and its subsidiaries for any Tax year which may be subject to reassessment by any Tax authority, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Company has delivered to the Purchaser correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its subsidiaries for any Tax year which may be subject to reassessment by any Tax authority.

                  (vii) Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under U.S. Code Sections 162(m) or 280G (or any similar provisions of state, local or foreign law).

         (s)      Non-Arms Length Transactions.

                  (i) None of the Company or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing, except as disclosed in the Company Financial Statements and except for usual compensation paid in the ordinary course of business consistent with past practice.

                  (ii) Except as disclosed in the Reports and except for Contracts made solely between the Company and its subsidiaries and except for contracts of employment, none of the Company or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing.

         (t)      Employees.

                  (i) The Disclosure Letter lists all individuals employed by, and all individuals engaged on a contractual basis to provide employment or sales services to, the Company or any of its subsidiaries as at the date hereof (the "Employees"). For each of such Employee, the Disclosure Letter lists such Employee's employer, place of employment, date of hire, title or job classification, salary, commission (if any), bonus entitlement (if any) and benefits and any circumstances unique to such Employee. Except for the Employment Agreements, neither the Company nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any Employee or former employee of the Company or any of its subsidiaries.

                  (ii) There exist no employment, consulting, severance or indemnification agreements or arrangements between the Company or any of its subsidiaries and any current or former director or officer of the Company or any of its subsidiaries pursuant to which the Company or any such subsidiary has, or may have, obligations, and there are no employment policies or plans, including policies regarding incentive compensation, stock options, severance pay or other terms and conditions upon which any such director or officer can be terminated which are binding on the

                           Company or any of its subsidiaries, and no such director or officer is entitled to any severance benefits from the Company or any of its subsidiaries.

                  (iii) Each of the Company and each of its subsidiaries has been and is being operated in full compliance with all laws relating to employees, including employment standards, occupational health and safety, pay equity and employment equity. There have been no complaints under such laws against the Company or any of its subsidiaries.

                  (iv) There are no complaints nor, to the knowledge of the Company, are there any threatened complaints, against the Company or any of its subsidiaries, before any employment standards branch or tribunal or human rights tribunal. Nothing has occurred which might lead to a complaint against the Company or any of its subsidiaries, under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under employment standards legislation which place any obligation upon the Company or any of its subsidiaries to do or refrain from doing any act.

                  (v) All workers compensation assessments under legislation in Canada, the United States or any country or economic region in which either the Company or any of its subsidiaries, directly or indirectly, has assets or operations in relation to the Company and each of its subsidiaries have been paid or accrued, and neither the Company nor any of its subsidiaries has been subject to any special or penalty assessment under such legislation which has not been paid.

         (u)      Employee Benefit Plans; ERISA

                  (i) The Disclosure Letter lists all of the employee benefit, health, welfare, supplemental employment benefit, bonus, pension, supplementary executive retirement, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to the Employees or to former employees of the Company or any of its subsidiaries which are currently maintained or participated in by the Company or its subsidiaries, including employee benefit plans within the meaning set forth in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" with the meaning of Section 413(c) of the United States Income Tax Code (the "Code")) (the "Company Plans"), and each loan to an individual non-officer Employee in excess of $10,000, and each loan to an officer or director of the Company.

                  (ii) The Company and its subsidiaries do not maintain or contribute to or have any obligation or liability to or with respect to any Company Plans. The Disclosure Letter lists all Multi-employer Plans to which the Company or any of its subsidiaries makes contributions or has any obligation or liability to make contributions. Neither the Company nor any of its subsidiaries maintains or has any liability with respect to any Multiple Employer Plan. Neither the Company nor any of its subsidiaries has any obligations to create or contribute to any additional such plan, program, arrangement or practice or to amend any such plan, program, arrangement or practice so as to increase benefits or contributions thereunder, except as required under the terms of the Company Plans, or to comply with applicable law.

                  (iii) The Company hereby represents that (i) there have been no prohibited transactions within the meaning of
                           Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, Taxes or liabilities, (ii) except for premiums due, there is no outstanding liability under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in
                           Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Reports as of July 31, 1998, based upon reasonable actuarial assumptions currently utilized for such Company Plan,
                           (vi) each of the Company Plans has been operated and administered in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the United States Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, the period for making any such necessary retroactive amendments has not expired,
                           (viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has made or suffered a "complete withdrawal" or a "partial withdrawal", as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and no event has occurred or is expected to occur which presents a risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205 of ERISA, (ix) there are no pending or, to the knowledge of the Company and its subsidiaries, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, (x) the Company and its subsidiaries have no current liability under Title IV or ERISA, and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries, and (xi) no act, omission or transaction (individually or in the aggregate) has occurred with respect to any Company Plan that has resulted or could result in any direct or indirect liability to the Company or any of its subsidiaries under Sections 409 or 502(c)(i) or (l) of ERISA or Chapter 43 of Subtitle (A) of the Code. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) or is required to provide security to a Company Plan pursuant to
                           Section 401(a)(29) of the Code. Each Company Plan can be unilaterally terminated by the Company or a subsidiary of the Company at any time without liability, other than for amounts previously reflected in the financial statements (or notes thereto) included in the Reports.

                  (iv) All of the Company Plans are registered where required by, and are in good standing under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Company Plans and there are no actions, claims, proceedings or governmental audits pending (other than routine claims for benefits) relating to the Company.

                  (v) All of the Company Plans have been administered and funded in compliance with their terms and all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Company Plans, and there are no unfunded liabilities in respect of the Company Plans and all required contributions thereunder have been made in accordance with all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Company Plans and the terms of such Company Plans.

                  (vi) No amendments to any Employee Plan have been promised and no amendments to any Employee Plan will be made or promised prior to the completion of the Offer which affect or pertain to the Employees.

                  (vii) True and complete copies of all the Company Plans as amended as of the date hereof and, if available, current plan summaries and employee booklets in respect thereof as are applicable to the Employees and all related documents or, where oral, written summaries of the terms thereof, are described in the Disclosure Letter; for the purpose of the foregoing, "related documents" means all current plan documentation and amendments relating thereto, summary plan descriptions and summaries of any modifications, all related trust agreements, funding agreements and similar agreements, the most recent annual reports filed with any Governmental Entity, and the three most recent actuarial reports, if any, related thereto.

                  (viii) There are no agreements or undertakings by the Company or any of its subsidiaries to provide post-retirement profit sharing, medical, health, life insurance or other benefits to Employees or any former employee of the Company or any of its subsidiaries.

                  (ix) The assets of each Employee Plan which is a registered pension plan are at least equal to the liabilities, contingent or otherwise of such plan on a plan termination basis and each such plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial assumptions and applicable laws.

         (v) Labour Matters. Neither the Company nor any of its subsidiaries is bound by or a party to any collective bargaining contracts with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labour representatives"), and neither the Company nor any of its subsidiaries has conducted any negotiations with respect to any such future contracts; no labour representatives hold bargaining rights with respect to any of the Employees; no labour representatives have applied to have the Company or any of its subsidiaries declared a related employer; there are no current or threatened attempts to organize or establish any trade union or employee association with respect to the Company or any of its subsidiaries; there is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved labour union grievance, labour arbitration, unfair labour practice, successor rights or common employer proceeding or other concerted action or formal grievance existing against the Company or any of its subsidiaries.

         (w)      Software

                  (i) The Disclosure Letter sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code or object code) owned by the Company or any subsidiary of the Company, including without limitation, any computer programs in the development or testing phase (collectively, the "Owned Software"), and the Disclosure Letter also sets forth under the caption "Licensed Software" a true, correct and complete list of all computer programs (source code or object code) licensed to the Company or any subsidiary of the Company by another person (other than any off-the-shelf computer program that is so licensed under a shrink wrap license and any computer program that is used by the Company and its subsidiaries primarily for financial, accounting, administrative or other non- technical applications and is not otherwise material to the Company and its subsidiaries (collectively, the "Excluded Software")) (collectively, the "Licensed Software" and, together with the Owned Software, the "Software").

                  (ii) The Company directly or through its subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all existing versions and releases of the Owned Software and all copyrights thereof, free and clear of all liens and encumbrances. The Company, directly or through its subsidiaries, is in actual possession of the source code and object code for each computer program included in the Owned Software, and the Company, directly or through its subsidiaries, is in possession of all other documentation (including without limitation all related engineering specifications, program flow charts, installation and user manuals, if any) required for the use of the Owned Software as currently used in the Company's business or as offered or represented to the Company's customers or potential customers. The Company, directly or through its subsidiaries, is in actual possession of the object code and user manuals, if any, for each computer program included in the Licensed Software. The Software, together with the Excluded Software, constitutes all of the computer programs reasonably necessary to conduct the Company's business as now conducted, and includes all of the computer programs used in the development, marketing, licensing, sale or support of the products and the services presently offered by the Company. No person other than the Company and its subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof, except for license rights that have been granted to customers of the Company in the ordinary course of business.

                  (iii) The Disclosure Letter sets forth a true, correct and complete list, by computer program, of (A) all persons other than the Company and its subsidiaries that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (B) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. No person (other than the Company and its subsidiaries and any person that is a party to a contract that restricts such person from disclosing any information concerning such source code) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

                  (iv) There are no defects in any computer program included in the Software that would adversely affect the functioning thereof in accordance with any published specifications therefor. Each computer program included in the Software is in machine readable form. The Disclosure Letter sets forth a true, correct and complete list of any current developments or maintenance efforts with respect to the Owned Software, including without limitation the development of new computer programs, enhancements or revisions to existing computer programs included in the Owned Software and software fixes in progress for any person to whom or to which the Company or a subsidiary of the Company has sold, licensed, leased, transferred or otherwise furnished Software or related products or services.

                  (v) None of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company, any subsidiary of the Company or any of their respective successors or assigns of any version or release of any computer program included in the Software obligates or will obligate the Company, any subsidiary of the Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person. All such royalties, fees and compensation payable by the Company or any subsidiary of the Company that have become due and payable (as determined without giving effect to any grace period, forbearance or extension of time for such payment) have been fully paid and discharged.

                  (vi) Neither the Company nor any of its subsidiaries markets, or has marketed, and none of them has supported or is obligated to support, any Licensed Software.

                  (vii) No agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which the Company or any subsidiary of the Company is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         (x)      Intellectual Property.

                  (i) The Disclosure Letter sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers) of all patents, copyrights, trademarks, trade names, service marks and domain names owned by the Company or any subsidiary of the Company, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, together with all trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights that are so owned, the "Owned Intellectual Property"). The Purchaser has heretofore been furnished with true, correct and complete copies of each registration or application for registration covering any of the Owned Intellectual Property which is registered with, or in respect of which any application for registration has been filed with, any Governmental Entity.

                  (ii) The Owned Intellectual Property, together with all patents, copyrights, trademarks, trade names, service marks, domain names, trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights held by the Company or any subsidiary of the Company under a license or similar arrangement (collectively, the "Licensed Intellectual Property" and, together with the Owned Intellectual Property, the "Intellectual Property"), includes all of the intellectual property rights owned or licensed by the Company and its subsidiaries that are reasonably necessary to conduct the Company's business as it is now conducted, and includes all of the intellectual property rights owned or licensed by the Company and its subsidiaries that are used in the development, marketing, licensing or support of the Software. The Company, directly or through its subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Owned Intellectual Property free and clear of all liens and encumbrances and no person or entity other than the Company and its subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Intellectual Property or any portion thereof or any rights to use, market or exploit the Owned Intellectual Property or any portion thereof, except for license rights that have been granted to customers of the Company in the ordinary course of business.

         (y) No Infringement. Neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company, any subsidiary of the

                  Company or any of their respective successors or assigns of any Software or Intellectual Property, as such Software or Intellectual Property, as the case may be, is or was sold, licensed, leased, transferred, used or otherwise exploited by such persons, does or did (i) infringe on any patent, trademark, copyright or other right of any other Person or
                  (ii) constitute a misuse or misappropriation of any trade secret, know-how process, proprietary information or other right of any other Person. Neither the Company nor any of its subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any such lawsuit, claim demand proceeding or investigation. There are no restrictions on the ability of the Company, any subsidiary of the Company or any of their respective successors or assigns to commercially exploit any Software, any Owned Intellectual Property or any Licensed Intellectual Property that relates to any of the Software.

         (z) Compliance with Laws. The Company and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees. Without limiting the generality of the foregoing, all securities of the Company (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

         (aa) Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

         (bb) Representations Complete. None of the representations or warranties made by the Company herein or in the Disclosure Letter, when such documents are read together in their entirety, contains any untrue statement of a fact, or omits to state any fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         (cc) No Defaults. Neither the Company nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, license or franchise to which it is a party.

         (dd) Year 2000 Compliance. None of the systems of the Company (including, without limitation, telecommunications, automation and computer related systems of the Company), assets or technology (including, without limitation, all computer software (including embedded software) and hardware owned or licensed by the Company or its subsidiaries or used by any of them) has or will have any Year 2000 Error (as hereinafter defined). For the purposes hereof, "Year 2000 Error" means (a) any failure of computer hardware or software products or technology properly to record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) December 31, 1999 as a result of the occurrence, or use of data consisting of, such dates; (b) any failure of computer hardware or software products or technology to calculate any information dependent on or relating to dates on or after December 31, 1999 in the same manner, and with the same functionality, data integrity and performance, as such computer hardware or software products or technology records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates; or (c) any loss of functionality or performance with respect to the introduction of records or processing of data containing dates falling on or after December 31, 1999, and for greater certainty, Year 2000 Error shall not include any failure in the performance of any applications created by authorized licensees of the Company's products.

         (ee) Recommendation of the Offer. The Board, after consultation with its advisers and after receiving the report of the independent committee of the Board, by a resolution of Board, has unanimously (i) determined that the Offer is fair to the Shareholders from a financial point of view and that this Agreement and the transactions contemplated hereby are in the best interests of the Company and the Shareholders, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the Shareholders accept and tender their Common Shares to the Offer, subject to
                  Section 7 of this Agreement and compliance with Section 11 of this Agreement, if applicable.

         (ff) Fairness Opinion. The Company has received an opinion of its financial advisor, Broadview International, to the effect that, in the context of the transactions contemplated by this Agreement, the Offer is fair to the Shareholders from a financial point of view. Broadview International has authorized the Company to permit references to such fairness opinion to be included in the Bid Circular.

         (gg) Support of Directors. Each of the directors of the Company has advised the Company that he or she intends to tender his or her Common Shares to the Offer.

         (hh) Consents and Approval. No governmental or regulatory authorization, approval, order, consent or filing is required on the part of any of the Company, the Purchaser or the Offeror, and no consent, approval or authorization of any other party is required in connection with the Offer and the completion of the transactions contemplated hereby.

         (ii) Title to Assets. The Company and each of its subsidiaries has good title to all of its leasehold interests and other properties as reflected in the most recent balance sheet included in the Company Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current Taxes, payments of which are not yet delinquent, or (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise impair the Company's business operations (in the manner presently carried on by the Company). All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing default or event which with notice or lapse of time or both could become a default.

         (jj) Employment Agreements. Each of the Employment Agreements is in full force and effect and is enforceable in accordance with its terms against the Employee which is a party thereto, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies, and there has been no amendment to or breach of any such Employment Agreements.

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

         (a) Organization. The Purchaser is, and the Offeror will be at the date of the Offer, a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation.

         (b) Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement, and the Offeror will have at the date of the Offer all necessary corporate power and authority to make the Offer and to carry out the transactions contemplated hereby and by the Offer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement. The Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement enforceable by the Company against the Purchaser in accordance with its terms, subject, however, to the usual limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and the availability of equitable remedies.

         (c) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the constating documents of the Purchaser or the Offeror, as the case may be, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Purchaser or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, other than such violations, breaches or defaults that shall have been waived, cured or otherwise consented to in accordance with the terms of such agreements or instruments or (iii) to the best of its knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its subsidiaries or any of their properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults that could not reasonably be expected to, in the aggregate, materially and adversely affect the Purchaser and its subsidiaries taken as a whole.

         (d) Financing. The Offeror has entered into adequate arrangements sufficient to ensure, upon satisfaction of the conditions of the Offer, that the required funds are available to effect the full payment by the Offeror of the cash consideration payable pursuant to the Offer.

         (e) Lock-up Agreements. The Purchaser has executed and delivered the Lock-up Agreements and has not entered into any other agreements with Jean Belanger or Gregory Galanos in respect of the Offer.

7.       EXCLUSIVITY.

         (a) Neither the Company nor any of its subsidiaries shall, or shall authorize or permit any of its respective officers, directors or employees or any investment banker, financial adviser, lawyer, accountant or other representative retained by it to, without the Purchaser's prior written consent, encourage, entertain, solicit or initiate any inquiries, proposals or offers from, entertain, engage in or participate in any discussions or negotiations with, or provide any information to, any person or entity (or group thereof) in connection with or for the purpose of soliciting a competing offer or transaction, an alternate proposal, indication of interest or letter of intent with respect to (i) an offer for or the acquisition of any shares of the Company, (ii) the sale of all or any portion of the assets of the Company or its subsidiaries other than in the ordinary course of business,
                  (iii) any amalgamation, merger or other business combination involving the Company or its subsidiaries, (iv) any reorganization, recapitalization, liquidation or winding-up of or similar transaction involving the Company or any of its subsidiaries, or (v) any similar transaction which would accomplish the objectives to be achieved pursuant to any of the transactions described in clauses (i), (ii), (iii) or (iv) above or which would prevent the successful completion of the Offer (an "Acquisition Proposal"). Without limiting the generality of the foregoing, the Company shall immediately cease discussions with any Person other than the Purchaser regarding an Acquisition Proposal, close any data room which it has established, cease to provide any access whatsoever to any third party to any non-public information (whether or not in writing) of the Company (other than access provided pursuant to a continuing legal obligation of the Company entered into prior to the date hereof), terminate any confidentiality or other agreement with any such third party under which it has agreed to provide access to such non-public information and arrange for the return of all non-public information provided to any such third party, and shall not, following the execution of this Agreement, enter into any discussions or confidentiality or other agreement with any third party under which it agrees to provide access to non-public information of the Company.

         (b) For the purposes hereof, "Superior Proposal" means an Acquisition Proposal that has not been solicited, initiated, assisted or encouraged (except as expressly permitted by the terms of this Agreement) by or on behalf of the Company or by any adviser to or director, officer, employee, investment banker, financial adviser, lawyer, accountant or other representative of the Company or any affiliate or associate thereof, made to the Company in writing and duly authorized by the board of directors of the Person making such Acquisition Proposal (i) to purchase or otherwise acquire all of the Common Shares, (ii) that provides for a cash consideration per Common Share that exceeds the cash consideration offered by the Offeror pursuant to the Offer, (iii) that is made or proposed to be made by means of a take-over bid, amalgamation or plan of arrangement and is available to all holders of Common Shares, (iv) with conditions no more beneficial, taken as a whole, to the Person making the offer than those contained in the Offer for the benefit of the Offeror, and (v) which the Board determines to be more favourable to the Shareholders from a financial point of view than the Offer and which it intends to recommend to the Shareholders.

         (c) Subject to compliance with the terms of this Agreement, nothing contained in Section 7(a) shall prevent the Board from considering, negotiating, approving, recommending to the Shareholders or entering into an agreement in respect of an unsolicited bona fide Acquisition Proposal where the Board determines in good faith, after consultation with its financial advisor and after receiving written opinion of outside counsel, that such Acquisition Proposal is a Superior Proposal and that the taking of such action is required in the proper exercise of its fiduciary duties. The Company shall immediately inform the Purchaser orally and in writing of, and immediately provide the Purchaser with, full details and complete copies of and any other information regarding any Superior Proposal, and with all details and information relating to any approach to the Company or any proposal (whether or not in writing) made to the Company which could give rise to a Superior Proposal.

8. FEES AND EXPENSES. The Company and the Purchaser will each pay their respective fees and expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) in connection with the transactions contemplated hereby.

9. COMMISSIONS. The Company represents and warrants to the Purchaser that it has not dealt with any broker or finder in connection with this letter or the transactions contemplated herein and that no person or entity is entitled to any brokerage or finder's fee, commission or other compensation on account of any such dealings with the Company, other than Broadview International, which the Company has agreed to pay an advisory fee pursuant to an agreement dated August 5, 1999, a copy of which was provided to the Purchaser. The Company shall indemnify, save and hold the Offeror harmless from and against any and all losses, costs or expenses (including, without limitation, any and all attorneys' fees related to suits, actions or judgements incident hereto), whether direct, contingent or consequential, and no matter how arising, in any way related to or arising from any breach of the representations and warranties contained in this paragraph.

10. BINDING NATURE. The parties acknowledge that this Agreement represents the binding and legally enforceable obligations of the parties hereto with respect of the matters covered hereby. The parties each agree to proceed in good faith to cause their respective counsel, accountants and personnel to obtain any and all necessary authorizations, regulatory approvals and consents as may be required or desirable to consummate the Offer.

11.      TERMINATION: BREAK-UP FEE.

         (a) This Agreement may be terminated (i) at the option of the Purchaser, by written notice to the Company, if (A) the Board fails to make, or modifies, supplements or amends in a manner determined by the Purchaser to be adverse to the Purchaser or the Offeror, or withdraws, the recommendation to holders of Common Shares described in Section 3 (other than as a direct result of and in direct response to a material breach by the

                  Purchaser of its obligations hereunder), or accepts or recommends a Superior Proposal, or (B) the Company is in breach of or in default under any obligation contained in this Agreement, any of the Specified Representations and Warranties is inaccurate or untrue in any respect, or any of the other representations and warranties of the Company set forth in this Agreement is inaccurate or untrue in any material respect, or (C) a Change of Control of the Company shall have occurred within six months of the date of this Agreement, provided that the Offer remains outstanding at such time, or
                  (D) the Company shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving a Change of Control of the Company, or (E) an Acquisition Proposal shall have been made directly to the holders of the Common Shares or any Person shall have publicly announced an intention to make an Acquisition Proposal and after such Acquisition Proposal shall have been made known, made or announced, the minimum tender condition set out in section 4(a) of Schedule "A" hereto shall not have been met; or (ii) at the option of the Company, by written notice to the Purchaser, if (A) the Company shall have received a Superior Proposal which the Board proposes to accept or recommend or is recommending to the Shareholders, provided that such right of termination may be exercised by the Company only if after giving written notice to the Purchaser of the terms of such Superior Proposal, the Purchaser has not within a period of five business days following receipt of such notice, agreed to increase the cash consideration payable pursuant to the Offer to an amount at least equal to the consideration offered pursuant to the Superior Proposal and the Company shall not enter into any agreement in respect of a Superior Proposal until the provisions of this Section 11(a)(ii)(A) and Section 11(b) have been complied with or (B) the Purchaser is in breach of or in default under any material obligation contained in this Agreement or any of the representations and warranties of the Purchaser set forth in Section 6 hereof is inaccurate or untrue in any material respect. Notwithstanding anything to the contrary in this Section 11(a), the termination of this

                  Agreement shall not affect any right any party has with respect to the breach of this Agreement by the other party prior to the termination of this Agreement.

         (b) In the event that (i) this Agreement is terminated by the Purchaser pursuant to Section 11(a)(i), or this Agreement is terminated by the Company under Section 11(a)(ii)(A), then the Company shall immediately, and in the case of a termination by the Company prior to such termination, pay to the Offeror a termination fee equal to $4,700,000. Any termination of this Agreement by the Company shall not be effective unless and until such termination fee has been paid.

         (c) This Agreement may be terminated by the Purchaser or by the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within Canada, the United States or any country or economic region in which either the Company or the Purchaser, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition.

         (d) In the case of any termination of this Agreement, this Agreement shall be void and of no further force and effect except for this Section 11, provided that nothing herein shall relieve any party from liability for any breach of this Agreement, and further provided that if the Company becomes obligated to and has paid the fees provided for in Section 11(b), the Company shall have no further liability under this

                  Agreement. For greater certainty, the termination of this Agreement shall not affect the Confidentiality Agreement which shall continue in full force and effect following the termination hereof.

         12. PUBLICATION/DISCLOSURE. Except as may otherwise be required by law or by regulatory authorities having discretion over such matters, each party hereto agrees that it will not publish, file with any securities commission or other regulatory authority, or otherwise make public or make any public disclosure with respect to this Agreement or the negotiations related to this Agreement, in each case without the prior approval of the other party. If any party deems that it is required by law or such regulatory authority to make any public announcement or release concerning this Agreement, such party agrees to provide a written copy thereof to the other party in advance of any such announcement or release and to reasonably consider any suggested modifications, which will be provided by the other party in a timely matter. The parties acknowledge that the terms of this Agreement will be summarized in the Bid Circular and in the Directors' Circular.

13. NOTICES. Any notice required or permitted to be given hereunder shall be written, and shall be either (i) personally delivered, (ii) sent by a reputable common carrier guaranteeing next business day delivery, or (iii) sent by facsimile, to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent.

         If to the Company:        Metrowerks Inc.
                                   9801 Metric Boulevard
                                   Suite 100
                                   Austin, Texas 78758

                                   Attention:  President
                                   Facsimile:  (512) 873-4900
         with a required copy to:  Tory Tory DesLauriers & Binnington
                                   Suite 3000, Aetna Tower
                                   P.O. Box 270
                                   Toronto-Dominion Centre
                                   Toronto, Ontario
                                   M5K 1N2

                                   Attention:  John C. Sheedy
                                   Facsimile:  (416) 865-7380

         If to the Purchaser or the Offeror:

                                   Motorola, Inc.
                                   1303 East Algonquin Road
                                   11th Floor
                                   Shaumburg, Illinois 60196

                                   Attention:  Corporate Business Development
                                   Facsimile:  (847) 576-8890

                   with a required copy to:

                                   Motorola, Inc.
                                   1303 East Algonquin Road
                                   11th Floor
                                   Shaumburg, Illinois 60196

                                   Attention:  General Counsel
                                   Facsimile:  (847) 576-3628


14. NOTIFICATION OF CERTAIN MATTERS. Each of the Company and the Purchaser agrees to give prompt notice to the other of, and to use its reasonable best efforts to prevent or promptly remedy, (a) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at any time from the date hereof to the date of termination of this Agreement and (b) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of the interpretation and enforcement of this Agreement.

16. COUNTERPARTS. This Agreement may be executed by facsimile signature, or otherwise, in two or more counterparts, all of which taken together will constitute one binding agreement.

17. ENTIRE AGREEMENT. This Agreement constitutes and comprises the entire agreement and understanding between the Company and the Purchaser with regard to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement, save and except for paragraph 1 thereof, which shall continue in full force and effect).

18. BENEFICIARIES. Except as expressly provided herein, no third party shall be entitled to enforce any provision hereof, and no third party is intended to benefit from this Agreement.

19. AUTHORSHIP. The parties hereto agree that the terms and language of this Agreement and all agreements contemplated hereby were the results of negotiations between the parties and, as a result, there shall be no presumption that any ambiguity in this Agreement shall be resolved against either party.

20. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

21. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Purchaser, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

22. AMENDMENT; WAIVER. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         If the foregoing accurately expresses the Company's understanding and agreement with respect to the matters described herein, please execute this letter below and return it to us.

                          MOTOROLA, INC.

                          By:
                             ---------------------------------------------------
                               Name: William T. Edwards
                               Title: Corporate Vice President and Director, Strategic Management and Planning, Semiconductor Products Sector



Accepted and Agreed as of August 19, 1999.

METROWERKS INC.



By: /s/ Jean Belanger
   ------------------------------------
       Name: Jean Belanger
       Title: Chairman & CEO

                                   SCHEDULE A
                                   ----------

                               TERMS OF THE OFFER
                               ------------------

1. GENERAL TERMS. The Offer shall be made to purchase all of the Common Shares by way of a take-over bid circular prepared in compliance with the Securities Act (Ontario) and other applicable provincial securities laws and, if necessary, in accordance with the applicable laws of the United States. The Offer shall be made on the terms herein set forth and upon such other terms and conditions as are required by law and shall be open for an initial period of 21 calendar days (determined in accordance with the minimum period for a formal offer under the Securities Act (Ontario)) or such longer period as may be permitted in the circumstances prescribed in section 2 below.

         The Purchaser shall have the right to vary the terms of the Offer to effect one or more of the following:

         (a)      increase the consideration offered for the Common Shares;

         (b) extend the period during which Common Shares may be deposited to the Offer;

         (c) waive any condition of the Offer or reduce the minimum deposit condition contained in paragraph 4(a) hereof; and

         (d) comply with applicable securities laws.

2. MAXIMUM OFFER PERIOD. The Offeror shall no later than 60 calendar days from the date of the Offer either:

         (a) abandon the Offer and return all Common Shares deposited thereunder; or

         (b) waive any conditions that have not been satisfied, if any, and take up and pay for all Common Shares deposited under the Offer.

         The Offer may be extended by the Offeror beyond the date which is 60 calendar days from the date of the Offer, from time-to-time, in the event that the Offeror first takes up and pays for all deposited Common Shares.

3. PRICE OF THE OFFER. The Offeror shall pay, for each whole Common Share validly deposited under the Offer and not withdrawn, $6.25 in cash.

4. CONDITIONS OF THE OFFER. The Offer shall not be subject to any conditions other than the following:

                  (a) there shall have been validly deposited and not withdrawn pursuant to the Offer a number of Common Shares which constitutes at least 77% of the Common Shares outstanding (calculated on a fully diluted basis but excluding Common Shares issuable pursuant to the Option Agreement) (the "minimum share tender condition");

                  (b) all regulatory approvals which are necessary in connection with the Offer shall have been obtained, and no governmental authority or other person shall have opposed or threatened to oppose the purchase of the Common Shares (including any application for interim relief);

                  (c) the Offeror shall have obtained such orders or exemptive relief from the appropriate governmental or regulatory authorities in each applicable jurisdiction as are necessary in connection with completing the Offer and the transactions contemplated thereby;

                  (d) there shall not exist any prohibition at law against the Offeror making the Offer or taking up and paying for Common Shares deposited under the Offer, or completing any subsequent compulsory acquisition or going private transaction;

                  (e) (i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court, tribunal or governmental agency or other regulatory authority or administrative agency or commission or before or by any elected or appointed public official or private person, or by any other person, in Canada or elsewhere, whether or not having the force of law; and

                           (ii) no law, regulation, policy, directive or order, whether or not having the force of law, shall have been proposed, enacted, promulgated or applied,

                  to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Common Shares or the rights of the Offeror to own or exercise full rights of ownership of Common Shares or which, if the Offer were consummated, could materially and adversely affect the Company and/or its subsidiaries (taken as a whole), or the Offeror's ability subsequently to effect a going private transaction, or which has had or could reasonably be expected to have a Material Adverse Effect;

          (f) no law, regulation, policy, directive or order, whether or not having the force of law, shall have been proposed, enacted, promulgated or applied, which has had or could reasonably be expected to have a Material Adverse Effect;

         (g) there shall not have occurred (or if there shall have occurred prior to the date hereof, there shall not have been generally disclosed or the Purchaser shall not otherwise discover, if not previously disclosed to the Purchaser in writing prior to the commencement of the Offer) any condition, event or development which is, or could reasonably be expected to result in or represent, a Material Adverse Effect;

         (h) no Employee who has signed an Employment Agreement shall have taken any action following the execution of such agreement which would have constituted a breach of such agreement if it had been in effect at the date such action was taken, and the covenants and agreements contained in each of the Lock-up Agreements and the Option Agreement, to be performed or complied with by a party other than the Purchaser or the Offeror, shall have been performed or complied with; and

         (i) each of the Specified Representations and Warranties shall be true and correct in all respects, each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, and the Company shall have performed in all respects any covenant or complied in all respects with any agreement to be performed by it under this Agreement.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) giving rise to such assertion or may be waived by the Offeror in whole or in part at any time and from time to time, in its sole discretion and shall be exclusive of any other right which the Offeror may have under the Offer. The failure by the Offeror at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right, the waiver of any such right with respect to particular facts or other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an on-going right which may be asserted at any time and from time to time by the Offeror. Any determination by the Offeror concerning the foregoing conditions shall be final and binding upon all parties.

                                   SCHEDULE B

                                   DEFINITIONS

"CHANGE OF CONTROL" means, with respect to a party, the occurrence of any of the following events: (i) an acquisition (whether directly from such party or otherwise) of any voting securities of such party (the "VOTING SECURITIES") by any "PERSON" (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has or would have "BENEFICIAL OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three and one third percent (33 1/3%) or more of the combined voting power of such party's then outstanding Voting Securities; (ii) the individuals who, as of the date hereof, are members of the board of directors of such party (the "INCUMBENT BOARD"), cease for any reason to constitute at least seventy-five percent (75%) of the board of directors; provided, however, a "Change of Control" shall not be deemed to occur if any of such individuals voluntarily failed to stand for re-election or resign or if the aggregate number of directors is reduced so long as, after giving effect to such failure to stand for re-election, resignation or reduction, at least seventy-five percent (75%) of the remaining directors are members of the Incumbent Board; provided, further however, that if the election, or nomination for election, by such party's stockholders of any new director was approved by a vote of at least seventy-five percent (75%) of the Incumbent Board, such new director shall, for purposes of this Agreement be considered a member of the Incumbent Board; provided, further, however, that an individual shall not be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "ELECTION CONTEST" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors (a "PROXY CONTEST") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; (iii) the consummation of , or agreement to consummate: (A) a merger, consolidation, share exchange or reorganization of such party in which the stockholders of such party, as a group, cease to hold a majority equity interest in the surviving entity; (B) a liquidation or dissolution of or appointment of a receiver, rehabilitation, conservator or similar person for, such party; or (C) the sale or other disposition of all or substantially all of the assets of such party to any Person (other than a transfer to a subsidiary); or (iv) any other change in "control" of such party. For purposes of the immediately preceding clause, the term "control" shall have



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                                      - 2 -

the meaning ascribed thereto pursuant to Rule 405 of the rules and regulations promulgated pursuant to the Securities Act of 1933, as amended.

"CONTRACT" means any pending and/or executory contract, agreement, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets is bound or affected;

"DISCLOSURE LETTER" means that certain letter dated August 19, 1999 and delivered by the Purchaser to the Company concurrently with the execution of this Agreement;

"GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of

"LAWS" means all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including The Toronto Stock Exchange or the Montreal Exchange) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

"MATERIAL ADVERSE EFFECT" means any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, other than any change, effect, event or occurrence relating to (i) the Canadian or United States economy in general, or (ii) as disclosed in the Disclosure Letter; and for greater certainty, shall not include any change, effect, event or occurrence resulting from the announcement of the transactions contemplated in this Agreement;

"MATERIAL CONTRACT" means any Contract which:

         (a) imposes a purchase right or right of first refusal or security interest in any asset of the Company having a value in excess of $100,000;

         (b) is a warranty or guaranty creating an obligation, contingent or otherwise, in an amount in excess of $100,000 in the aggregate given to any customer or other party by the Company or any of the Company's affiliates with respect to any of the Company's products or to Company's or any of the Company's affiliates' performance or the performance of any employees of the Company or any subsidiary of the Company (or series of related warranties or guaranties creating such an obligation);

         (c) is a contract under which the Company or any of the Company's affiliates has acquired or licensed any real or personal property or assets of a third party or under which the Company or any of its affiliates otherwise uses any properties or assets of another party or which are jointly owned by the Company or any of its affiliates with any other party or parties, in each case involving property or assets having a value of more than $100,000, or aggregate payments of more than $100,000;

         (d)      is an agreement with an original equipment manufacturer;

         (e)      is a distribution, agency or sales representation agreement;

         (f) any other contract which provides for aggregate annual payments to or from the Company or its subsidiaries having an aggregate value of $100,000 or more or having a term of more than one year;

         (g) requires aggregate annual future payments or expenditures in excess of $100,000 or having a term of more than one year that relates to cleanup, abatement or other actions in connection with environmental liabilities;

         (h) a contract containing a covenant limiting the freedom of the Company to engage in any line of business similar to the business currently conducted by it or to compete with any person or entity in a similar business;

         (i) an employment, severance or consulting contract with an employee or former employee of the Company or any of its subsidiaries that is not terminable at will by the Company or its subsidiaries;

         (j)      a collective bargaining agreement relating to the Employees;

         (k) a contract for capital expenditures or the acquisition or construction of fixed assets which requires payments in excess of $100,000;

         (l) a licence to use computer software (other than off-the-shelf software marketed to the public generally) used or held for use by the Company or its subsidiaries and involving aggregate payments of more than $100,000;

         (m) a contract to which the Company or any of its subsidiaries is a party, a breach or default under which could reasonably be expected to have a Material Adverse Effect; or

         (n) that is otherwise material to the business and operations of the Company and its subsidiaries.

"PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"SPECIFIED REPRESENTATIONS AND WARRANTIES" means the representations and warranties of the Company set forth in Sections 5(a)-(h) and Sections 5(ee)-(gg) of this Agreement;

"SUBSIDIARY" has the meaning ascribed thereto in the Securities Act (Ontario);

"TAX" and "TAXES" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) by contract, as a result of being a "transferee" (within the meaning of section 6901 of the United States Internal Revenue Code or any other applicable Laws) of another entity or a member of an affiliated or combined group, or otherwise; and

"TAX RETURNS" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.